UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/06/2010

BMC Software, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16393

Delaware	74-2126120
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2101 CityWest Blvd.
Houston, TX 77042-2827
(Address of principal executive offices, including zip code)

713-918-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 6, 2010, as part of the Company's annual equity award program, the Company's executive officers were awarded time-based restricted stock units ("RSUs") and performance-based market stock units ("MSUs"). The terms of the RSUs are consistent with past practice and pursuant to an award agreement, the form of which has been previously filed with the SEC. The named executive officers were awarded MSUs as follows: Robert E. Beauchamp - 48,361; Stephen B. Solcher - 11,284; Hollie S. Castro - 8,923; John D. McMahon - 16,224; and William D. Miller - 13,810. These awards are made pursuant to the Company's 2007 Incentive Plan, a copy of which was previously filed with the SEC. Unless earlier forfeited under the terms of the performance-based MSU award agreement, a copy of which is filed as an exhibit to this Current Report, each MSU converts into up to 150% of one share of the Company's common stock based upon performance vesting. One half of the MSUs will vest based upon performance over a two year period ending two years after the award date, and one half of the MSUs will vest based upon performance over a three year period ending three years after the award date. The MSUs will vest based upon the Company's relative total shareholder return over the respective performance period in comparison to the NASDAQ 100 index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC Software, Inc.

Date: December 08, 2010	By:	/s/ Christopher C. Chaffin
Christopher C. Chaffin
VP, Deputy General Counsel & Asst. Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.41	Form of Performance-Based Market Stock Unit Award Agreement employed under BMC Software, Inc. 2007 Incentive Plan utilized for senior executive officers